SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): October 26, 1994


             THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY
         (Exact name of registrant as specified in its charter)


   Connecticut                1-6654                   06-0542646
(State or other             (Commission             (I.R.S. Employer
jurisdiction of              File Number)            Identification No.)
incorporation)


227 Church Street, New Haven, Connecticut              06510
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (203)  771-5200


                             Not Applicable
        (Former name or former address, if changed since last report)

Item 5. Other events.

    Southern New England Telecommunications Corporation ("SNET"), parent of the registrant announced today that consolidated net income for the third quarter of 1994 was $47.2 million or $0.73 per share. For the third quarter last year, net income was $48.7 million or $0.77 per share, including $0.08 per share for one-time tax benefits and $0.06 per share for a one-time gain from a special, voluntary termination program. Earnings per share from continuing operations in the third quarter of 1993 before these one-time events were $0.63.

    SNET's consolidated revenues and sales for the third quarter were up nearly 4 percent to $430 million. Revenue for the registrant was up slightly to $368 million for the quarter.

    The news release providing the announcement is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Ex. 20  News release issued October 26, 1994.

                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          THE SOUTHERN NEW ENGLAND
                                          TELEPHONE COMPANY



Dated: October 26, 1994                   By:/s/Madelyn M. DeMatteo
                                                Madelyn M. DeMatteo
                                                      Secretary

                THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY

                                 FORM 8-K

                              EXHIBIT INDEX




    Exhibit
     Number

      20    News release issued October 26, 1994.